REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
To the Board of Trustees and Shareholders of Harris
Associates Investment Trust:
In planning and performing our audits of the financial statements of Harris Associates Investment Trust (the "Trust"), comprised of Oakmark Fund, Oakmark Select
Fund, Oakmark Equity and Income Fund, Oakmark
Global Fund, Oakmark Global Select Fund, Oakmark International Fund, and Oakmark International Small
Cap Fund, as of and for the year ended September 30,
2016, in accordance with the standards of the Public
Company Accounting Oversight Board (United States),
we considered the Trust's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing
procedures for the purpose of expressing our opinion on
the financial statements and to comply with the
requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Trust is responsible for
establishing and maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting
principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or
detect misstatements on a timely basis. A material
weakness is a deficiency, or a combination of
deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a fund's annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Trust's
internal control over financial reporting and their operations, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of September 30, 2016.
This report is intended solely for the information and use of management, the Board of Trustees of Harris
Associates Investment Trust and the Securities and
Exchange Commission and is not intended to be and
should not be used by anyone other than these specified
parties.
/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
November 15, 2016